Exhibit 5.1

MORGAN, LEWIS & BOCKIUS LLP

1701 Market Street

Philadelphia, PA 19103

December 5, 2006

Immunicon Corporation

3401 Masons Mill Road

Suite 100

Huntingdon Valley, PA 19006

RE:	Immunicon Corporation, Registration Statement on Form S-3 (Registration No. 333-124714)

Ladies and Gentlemen:

We have acted as counsel for Immunicon Corporation, a Delaware corporation (the “Company”), in connection with the filing of the Prospectus Supplement, dated December 5, 2006 (the “Prospectus Supplement”), relating to the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Prospectus Supplement relates to the offering and sale in accordance with the terms of a Securities Purchase Agreement dated as of December 4, 2006 between the Company and the purchasers signatory thereto (the “Securities Purchase Agreement”) of $30,000,000 in aggregate principal amount of the Company’s 6% unsecured convertible promissory notes (the “Notes”) and accompanying warrants (the “Warrants”) to purchase shares of the Company’s common stock, $0.001 par value (“Common Stock”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended (the “Certificate”), and Bylaws, as in effect on the date hereof (the “Bylaws”), of the Company, the Securities Purchase Agreement, the form of Note, the form of Warrant and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Based on the foregoing, we are of the opinion that, as of the date hereof:

1. The Notes have been duly authorized and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Securities Purchase Agreement, the Notes, the Prospectus Supplement and the Registration

Statement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

2. The Warrants have been duly authorized and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Securities Purchase Agreement, the Warrants, the Prospectus Supplement and the Registration Statement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3. Upon the conversion or exercise of the Notes and the Warrants, respectively, in accordance with their respective terms and the Certificate, and in the manner contemplated by the Prospectus Supplement and the Registration Statement, the shares of Common Stock so issued upon such conversion or exercise will be validly issued, fully paid and nonassessable.

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. Certain waivers in the Note and the Warrant may relate to matters that cannot, as a matter of law, be effectively waived. The enforceability of the Notes and Warrants may be limited by the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges, or an increase in interest rate upon delinquency in payment or an occurrence of default.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York.

We hereby consent to the use of this opinion as Exhibit 5.1 to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement and to the reference to us under the caption “Validity of Securities” in the prospectus included in the Registration Statement) and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP